UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 23, 2008

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270-0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;  Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Workstream Inc. (the “Company”) announced the resignation of Jay Markell as its Chief Financial Officer effective as of January 16, 2008.  In connection with Mr. Markell’s resignation, the Company and Mr. Markell entered into a Separation Agreement (the “Separation Agreement”).  On January 16, 2009, the Company and Mr. Markell amended the Separation Agreement to extend the effective date of Mr. Markell’s resignation to the close of business on the date on which the Company’s Quarterly Report on Form 10-Q for the quarter ended November 31, 2008 is filed.  The Separation Agreement was also amended to provide that the severance payments to be made to Mr. Markell will begin on January 30, 2009.  No other amendments were made to the Separation Agreement.

The foregoing description is qualified in its entirety by reference to the Amendment to Separation Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits

10.1	Amendment to Separation Agreement dated as of January 16, 2009 between Jay Markell and Workstream Inc.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: January 22, 2009	By:	/s/ Steve Purello
Name: Steve Purello
Title: Chief Executive Officer